FIFTH AMENDMENT TO LUNA INNOVATIONS
LEASE OF RIVERSIDE CENTER

This is the Fifth Amendment is entered into effective as of December 12, 2013, by and between CARILION CLINIC PROPERTIES, LLC, a Virginia limited liability company (the “Landlord”) and LUNA INNOVATIONS INCORPORATED, a Delaware corporation (the “Tenant”).
WHEREAS, Carilion Medical Center, as landlord, and Tenant entered into that certain Lease dated the December 30, 2005 (“Original Lease”), as amended by that certain Amended Lease Riverside Center dated July 20, 2006 with an effective date of September 1, 2006 (the “First Amendment”), that certain Second Amendment to Luna Innovations Lease of Riverside Center dated on or about October 5, 2007 (the “Second Amendment”), that certain Third Amendment to Lease Riverside Center dated April 1, 2010 (the “Third Amendment”), and that certain Fourth Amendment to Lease Riverside Center dated March 21, 2013 (the “Fourth Amendment”).
WHERAS, the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are collectively referred to herein as the “Lease”.
WHEREAS, Carilion Medical Center assigned its rights under the Lease to Landlord pursuant to that certain assignment dated September 24, 2010.
WHEREAS, Landlord and Tenant desire to amend the Lease as provided below.
WHEREAS, all capitalized terms not otherwise defined shall have the meanings provided in the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and those terms and conditions set out in the Lease, the parties hereby agree as follows:

1.
Premises. Beginning March 1, 2014 (instead of January 1, 2014 as stated in the Fourth Amendment), the Premises leased by Landlord to Tenant, and by Tenant from Landlord, on the 4th floor of the Building #1 – Riverside Center, Roanoke, Virginia, 24014, shall be reduced to only include that certain space identified in purple on Exhibit A attached hereto and incorporated herein, together with the right to use the common areas designated in green on Exhibit A with the tenants occupying the remaining space on the 4th floor; provided, however, that Tenant shall have the option(s) by prior written notice (including by email) sent at least five (5) business days in advance to extend the foregoing date to April 1, 2014, and/or May 1, 2014. For each month in 2014 before the Premises are thus reduced, the monthly rent payable by Tenant to Landlord as set forth in the Fourth Amendment shall be doubled.

2.	Except as modified herein, all other terms and provisions of the Lease remain unchanged and are hereby ratified and affirmed.

WITNESS the following signatures and seals as of the date set forth hereinabove.

Date: December 13, 2013	LANDLORD:

CARILION CLINIC PROPERTIES, LLC

By:    /s/ Curtis E. Mills, Jr._____________________
Title:    Curtis E. Mills, Jr.
Senior Vice President

Date: December 13, 2013	TENANT:

LUNA INNOVATIONS INCORPORATED

By:    /s/ Dale E. Messick______________________
Title:    Dale E. Messick
Chief Financial Officer

Exhibit A